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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AFFYMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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AFFYMETRIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2010

TO OUR STOCKHOLDERS:

        The 2010 annual meeting of stockholders of Affymetrix, Inc. will be held on Friday, May 14, 2010, beginning at 9:00a.m., Pacific Daylight Time, at 3380 Central Expressway, Santa Clara, California 95051, for the following purposes:

  1.
  To elect nine directors to serve until the next annual meeting of stockholders or until their successors are elected;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

  3.
  To approve an amendment to increase the maximum number of shares of our common stock authorized for issuance under our Amended and Restated 2000 Equity Incentive Plan by 4,500,000 shares; and

  4.
  To transact such other business as may properly come before the meeting or any postponement or adjournment.

        These items of business are more fully described in the proxy statement accompanying this notice. Our Board of Directors has fixed the close of business on March 22, 2010 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

        We will mail to our stockholders of record and beneficial owners on or about April 1, 2010 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report to Stockholders via the Internet and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials.

        Our proxy statement and Annual Report to Stockholders are available at www.proxyvote.com.

        All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, please vote as soon as possible.

By Order of the Board of Directors,
JOHN F. RUNKEL, JR. Secretary
Santa Clara, California March 29, 2010

AFFYMETRIX, INC.
3420 CENTRAL EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051
(408) 731-5000

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Affymetrix, Inc. (the "Company") for use at our 2010 annual meeting of stockholders, or at any postponement or adjournment of the meeting.

        These proxy solicitation materials are first being made available on or about April 1, 2010, together with our 2009 Annual Report to Stockholders and our Form 10-K, to all stockholders of record at the close of business on March 22, 2010.

ABOUT THE MEETING

When and where is the meeting being held?

        Our annual meeting of stockholders for 2010 is being held on Friday, May 14, 2010, beginning at 9:00 a.m. Pacific Daylight Time, at 3380 Central Expressway, Santa Clara, California 95051.

What is the purpose of the annual meeting?

        At our 2010 annual meeting, stockholders will act on the matters outlined in the notice of annual meeting on the cover page of this proxy statement, namely,

  •
  the election of directors;

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

  •
  the approval of an amendment to increase the maximum number of shares of our common stock authorized for issuance under our Amended and Restated 2000 Equity Incentive Plan by 4,500,000 shares;

  •
  any other matters that may properly be presented at the meeting.

Who is entitled to notice of and to vote at the meeting?

        You are entitled to receive notice of and to vote at our annual meeting (and any postponements or adjournments of the meeting) if our records indicate that you owned shares of our common stock at the close of business on March 22, 2010, the record date for the meeting. At the close of business on that date, 70,891,115 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held and you may vote on each matter to come before the meeting.

How can I receive a paper or electronic copy of this proxy statement?

        On or about April 1, 2010, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our Annual Report to Stockholders via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice and request to receive a printed set of the proxy materials by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of our annual stockholders' meetings on the environment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in "street name"?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice will be sent directly to you. As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other holder of record and bring it with you to the meeting.

What is "householding" and how does it affect me?

        Under SEC rules, delivery of each Notice in one mailing envelope (or delivery of one proxy statement and annual report, for those who request paper copies) to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called "householding," is available if all of the following criteria are met:

  •
  you have the same address as other stockholders registered on our books;

  •
  you have the same last name as the other stockholders; and

  •
  your address is a residential address or post office box.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the same mailings, or if you hold stock in more than one account, and in either case you wish to receive only a single mailing of each of these documents for your household, please contact Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Stockholders who participate in householding will continue to be mailed separate proxy cards (to the extent we send proxy cards by mail).

        If you participate in householding and wish to receive a separate copy of our proxy mailings, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above. A separate copy our proxy mailings will be sent to you upon request.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

If I am a stockholder of record of Affymetrix shares, how do I vote?

        If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

        If you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy. You can vote by proxy by either completing and signing the proxy card and returning it to us by mail in accordance with the instructions on the proxy card, by telephone or over the Internet by going to www.proxyvote.com and completing an electronic proxy card. Instructions for voting by telephone or over the Internet are included on the proxy card. Stockholders of record who vote by mail should mail completed proxy cards to Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If I am the beneficial owner of Affymetrix shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name, you will receive instructions from the holder of record that you must follow to vote your shares. If you wish to vote in person at the annual meeting, you must obtain a valid proxy from the holder of record.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

What constitutes a quorum?

        The meeting will be held if a majority of the shares of common stock issued and outstanding on the record date are present at the meeting, either in person or by proxy. This is called a quorum for the transaction of business. At the record date, there were 70,891,115 shares of common stock issued and outstanding. Accordingly, the presence of the holders of common stock representing at least 35,445,558 shares will be required to establish a quorum.

        Your shares will be counted for purposes of determining if there is a quorum if you are present in person at the meeting, or have properly submitted a proxy card. Votes "for" and "against," and proxies received but marked as "abstentions" and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

What vote is required to approve each item?

        Under our majority voting policy, in an uncontested election, each nominee for director shall be elected to the Board of Directors by a majority of the votes cast with respect to the director's election (that is, the votes cast for a director's election must exceed the votes cast against that director's election). In the election of directors, votes may be cast in favor of or against any or all nominees. Any director who does not receive a majority of the votes cast will not be elected. Each nominee for director has submitted an irrevocable resignation that becomes effective if the director does not receive a majority of the votes cast with respect to the director's election.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required (a) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year and (b) to approve an amendment to increase the maximum number of shares of our common stock authorized for issuance under our Amended and Restated 2000 Equity Incentive Plan by 4,500,000 shares. If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

        In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for the particular matter, they will have the same effect as negative votes or votes against that matter.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the election of directors. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum. As "broker non-votes" are not considered entitled to vote they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

        "FOR" the election of the nine directors;

        "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

        "FOR" the approval of the amendment to the Amended and Restated 2000 Equity Incentive Plan.

Who will count the vote?

        Broadridge, Inc. will act as the inspector of elections and will tabulate the votes.

When will the voting results be announced?

        The voting results will be announced at the meeting and published in a Current Report on Form 8-K filed after the meeting date.

Is Affymetrix paying the cost of this proxy solicitation?

        We will pay the costs of the solicitation. We may request banks and brokers and other custodians, nominees and fiduciaries to solicit their customers who own our shares and will reimburse them for their reasonable out-of-pocket expenses. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation. In addition, we have hired MacKenzie Partners, Inc. to serve as proxy solicitor. We will pay MacKenzie Partners a fee of $9,000.

Is the meeting being webcast?

        Yes. If you choose to listen to the webcast, go to the Investors section of our website (www.affymetrix.com) before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can listen to a re-broadcast of the webcast through the last week of May.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

 GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

        The current members of the Board are Stephen P.A. Fodor, Ph.D., Kevin M. King, Paul Berg, Ph.D., Nelson C. Chan, John D. Diekman, Ph.D., Gary S. Guthart, Ph.D., Jami Dover Nachtsheim, Robert H. Trice, Ph.D., Robert P. Wayman and John A. Young.

Is a majority of the directors independent?

        Yes. As required by the NASDAQ listing standards and our Corporate Governance Guidelines, a majority of the Board is "independent" within the meaning of such standards and guidelines. The Board is required to make an affirmative determination at least annually as to the independence of each director. The Board has determined that eight of its current members (all members except for Stephen P.A. Fodor, Ph.D. and Kevin M. King) are independent.

Does Affymetrix have a lead independent director?

        Yes. The Board of Directors has elected a non-management director to serve in a lead capacity to coordinate the activities of the other non-management directors, preside at executive sessions, function as principal liaison on Board-wide issues between the independent directors and the Chairman and to perform such other duties and responsibilities set forth in our Corporate Governance Guidelines and as the Board of Directors may determine. John A. Young has served as our lead independent director since August 2007. Mr. Young will retire from the Board of Directors effective at the date of the annual meeting. The independent members of the Board of Directors will elect a new lead director by secret ballot after the annual meeting.

How often did the Board meet in 2009?

        The Board held four meetings in 2009. Under our Corporate Governance Guidelines directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are expected to attend all Board meetings and meetings of each committee on which they serve and to prepare themselves for those meetings. During 2009, each of our directors attended at least 80% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

Do the independent directors meet in executive sessions?

        Our Corporate Governance Guidelines require the independent directors to meet regularly in executive sessions in which management does not participate, at least four times a year. In executive sessions, the independent directors review the report of the independent registered public accounting firm, the performance of the Chairman, CEO and other senior managers, the compensation of the Chairman, CEO and other senior managers and any other relevant matter. In 2009, the directors met in executive session four times, with only independent directors present.

Does Affymetrix have a policy with respect to attendance of directors at the annual meeting of stockholders?

        Six of our directors serving on the Board at the time attended last year's annual meeting. We recently amended our Corporate Governance Guidelines such that beginning in 2010, directors are required to attend our annual meeting of stockholders, absent extraordinary circumstances.

What is the role of the Board's committees?

        The Board currently has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of these committees is independent as defined by applicable NASDAQ and SEC rules and each of these committees has a written charter approved by the Board. In addition, in 2009, the Board established a Special Litigation Committee to oversee certain stockholder derivative actions. Mr. Wayman and Dr. Trice were the members of the Special Litigation Committee. Following the settlement of all of our stockholder derivative actions in 2009, the Board of Directors determined that it is no longer necessary to constitute the Special Litigation Committee in 2010. Under our Corporate Governance Guidelines, committee members are appointed by the Board based on the recommendation of the Nominating and Corporate Governance Committee, except that members of the Nominating and Corporate Governance Committee are appointed by the independent members of the Board. The current members of the committees are as follows:

Director	Audit	Compensation	Nominating and Corporate Governance
Paul Berg, Ph.D		✓
Nelson C. Chan	✓
John D. Diekman, Ph.D
Gary S. Guthart, Ph.D		✓
Jami Dover Nachtsheim		✓
Robert H. Trice, Ph.D	✓		✓(Chair)
Robert P. Wayman	✓(Chair)		✓
John A. Young	✓	✓(Chair)

        Audit Committee.    The function of the Audit Committee, as more fully set forth in its charter, is to assist the Board in fulfilling its responsibility to oversee our financial statements, our financial reporting process and our system of internal control over financial reporting. A copy of the Audit Committee charter is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

        The Audit Committee currently consists of four members, Dr. Trice, Mr. Chan, Mr. Young and Mr. Wayman, its Chairman. The Board has determined that each of Dr. Trice and Messrs. Chan, Wayman and Young is independent within the meaning of the NASDAQ listing standards, applicable SEC regulations and our Corporate Governance Guidelines, and that each member has the financial literacy required by the NASDAQ listing standards. The Board also has determined that both Mr. Wayman and Mr. Chan are qualified as an "audit committee financial expert" within the meaning of applicable SEC regulations and has the accounting and related financial sophistication required by NASDAQ listing standards.

        The Audit Committee held eight meetings during 2009. The Audit Committee Report for 2009 is included below.

        Compensation Committee.    The Compensation Committee currently consists of four members, Dr. Berg, Dr. Guthart, Ms. Nachtsheim and Mr. Young, its Chairman. The Board has determined that each of Mr. Young, Ms. Nachtsheim and Drs. Berg and Guthart is independent within the meaning of the NASDAQ listing standards and our Corporate Governance Guidelines. The functions of the Compensation Committee, as more fully set forth in its charter, are to oversee our compensation policies generally, evaluate senior executive performance, oversee and determine compensation for senior executives and review and recommend to the Board actions regarding director compensation. A copy of the Compensation Committee charter is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

        The Compensation Committee held six meetings during 2009. The Compensation Committee Report for 2009 is included below. For further information about the Compensation Committee's process for determining executive compensation, see "Compensation Discussion and Analysis" below.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of two members, Dr. Trice, its Chairman and Mr. Wayman. The Board has determined that each of Dr. Trice and Mr. Wayman is independent within the meaning of the NASDAQ listing standards and our Corporate Governance Guidelines. As more fully set forth in its charter, the Nominating and Corporate Governance Committee is responsible for searching for and identifying director nominees and recommending them to the Board for election, recommending directors for appointment to the Board committees, establishing criteria for Board membership, evaluating the Board and its committees at least annually and recommending any proposed changes to the Board. In addition, the Nominating and Corporate Governance Committee is responsible for developing, evaluating the adequacy of and overseeing compliance with our Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommending any proposed changes to the Board. Copies of the Nominating and Corporate Governance Committee charter and our Corporate Governance Guidelines are available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. The Nominating and Corporate Governance Committee held eight meetings in 2009.

How are nominees for the Board selected?

        The Nominating and Corporate Governance Committee makes a periodic assessment of the Board and Board members. In making its assessment and in identifying and evaluating director nominees, the Committee will consider the membership criteria described below, taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable SEC regulations, NASDAQ listing standards or our Corporate Governance Guidelines, as well as the current challenges and needs of the Board and Affymetrix. The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating director nominees, including referrals from current directors, recommendations by stockholders and input from third party executive search firms. In evaluating director nominees, the Nominating and Corporate Governance Committee evaluates all candidates under consideration, as it deems appropriate.

        The Nominating and Corporate Governance Committee charter requires the Committee to establish criteria for Board and committee membership, including director independence. The Committee has established the following criteria:

  •
  a reputation for the highest personal and professional ethics, integrity and values;

  •
  experience at the policy-making level in business, government, education, technology or public interest;

  •
  expertise that is useful to Affymetrix and complementary to the background and experience of other Board members;

  •
  willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;

  •
  commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;

  •
  willingness and capacity to objectively appraise management performance; and

  •
  absence of involvement in activities or interests that create a conflict with the director's responsibilities to Affymetrix and its stockholders.

        The Committee does not have a formal diversity policy. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds, and also considers diversity of gender and race. The Committee does not assign specific weights to particular criteria. Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Will the Nominating and Corporate Governance Committee consider director candidates nominated by stockholders?

        Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Corporate Secretary, specifying the nominee's name and qualifications for Board membership and providing confirmation of the nominee's consent to serve as a director. Following verification that the person submitting the recommendation is a stockholder of the Company, all properly submitted recommendations are brought to the attention of the Nominating and Corporate Governance Committee at a regularly scheduled Committee meeting.

        If a stockholder properly recommends a director nominee, the Nominating and Corporate Governance Committee will give due consideration to that nominee and will use the same criteria used for evaluating other director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

        Stockholders also may nominate directors for election at our annual meeting of stockholders by following the provisions set forth in our bylaws. The deadline for stockholder nominations is disclosed elsewhere in this proxy statement under the caption "Deadline for Receipt of Stockholder Proposals."

How do stockholders communicate with the Board?

        Stockholders and other parties interested in communicating directly with the Board of Directors may do so by writing to: Affymetrix, Inc., Attention: Board of Directors, 3420 Central Expressway, Santa Clara, CA 95051 or by electronic mail to: Affymetrix_BoardOfDirectors@affymetrix.com.

        Pursuant to a process approved by the Board, the Corporate Secretary reviews all correspondence received by us and addressed to members of the Board and regularly forwards to the Board a summary of such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Board committees or otherwise requires the Board's attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee to address such matters.

Does Affymetrix have a Code of Ethics?

        We strive to foster a culture of honesty, integrity and accountability. Our Code of Business Conduct and Ethics sets forth our key guiding principles, policies and procedures for employment at Affymetrix. The Code is applicable to all of our directors, officers and employees, including our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. The Code of Business Conduct and Ethics is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. Waivers of the Code for executive officers and directors may be granted only by the Board. Waivers of the Code for other employees may be granted only by our General Counsel.

Amendments to the Code must be approved by the Board. We intend to provide disclosure of any such amendments or waivers on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

How are directors compensated?

        Cash.    Each non-employee director receives an annual cash retainer fee of $45,000 per year. Our lead independent director receives an additional annual fee of $10,000. Each non-employee director who serves on the Compensation Committee also receives an annual fee of $15,000, with the chairman receiving an additional $2,500. Each non-employee director who serves on the Nominating and Corporate Governance Committee also receives an annual fee of $10,000, with the chairman of this committee receiving an additional $7,500. Each non-employee director who serves on the Audit Committee also receives an annual fee of $20,000, with the chairman receiving an additional $10,000. Each non-employee director who served on the Special Litigation Committee in 2009 received an annual fee of $20,000, with the chairman receiving an additional $20,000. In 2009, Dr. Berg also received $10,000 for his services as Board liaison to the Company's Scientific Advisory Board.

        Option and Stock Awards.    Each new non-employee director receives an option to purchase 20,000 shares upon election to the Board. These options vest in equal installments on each of the first two anniversaries of the date of grant so long as the director is serving on the Board on each vesting date. In addition, on the date of each annual stockholders meeting, each non-employee director is granted, at such director's election, (a) options to purchase shares, which vest in full the earlier of the date of the next Annual Stockholder Meeting or one year after the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant, or (b) restricted stock units, which vest in equal installments over three years from the date of grant, or (c) a combination of options and restricted stock units, in any case with the same aggregate value.

COMPENSATION OF DIRECTORS

        The following table sets forth compensation for our non-employee directors for fiscal year 2009.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Paul Berg, Ph.D.	$70,000	(5)	—	$86,373	—	—	—	$156,373
John D. Diekman, Ph.D.	$62,500		—	$86,373	—	—	—	$148,873
Gary S. Guthart, Ph.D.	$75,000		—	$139,459	—	—	—	$214,459
Robert H. Trice, Ph.D.	$85,000		—	$86,373	—	—	—	$171,373
Robert P. Wayman	$105,000		—	$86,373	—	—		$191,373
John A. Young	$92,500		—	$86,373	—	—	—	$178,873

(1)
This column represents the cash compensation received in 2009 for Board and committee services.

(2)
On June 17, 2009, each non-employee director received a grant of 27,778 stock options which vest in full the earlier of the date of the 2010 Annual Stockholders' Meeting or one year after the date of grant, and have an exercise price equal to $5.74 per share. Dr. Guthart also received a grant of 20,000 stock options with an exercise price of $4.90 per share (and a grant date fair value of $53,086) upon becoming a member of the Board on May 7, 2009, which vest over two years.

(3)
At December 31, 2009, each of our directors held the following number of options (both vested and unvested) and restricted stock units: Dr. Berg, 123,777 options; Dr. Diekman, 123,777 options;

  Dr. Guthart, 47,778 options; Dr. Trice, 57,778 options and 7,866 restricted stock units; Mr. Wayman, 60,254 options and 4,691 restricted stock units; and Mr. Young, 87,778 options and 7,866 restricted stock units.

(4)
The reported dollar value of stock awards and option awards is equal to the full aggregate grant date fair value under FASB ASC 718 of equity awards made to the directors during 2009. See Note 15—Stockholders' Equity of our Annual Report on Form 10-K for the year ended December 31, 2009 regarding the assumptions underlying valuation of our equity awards. The actual value of an option, if any, will depend on the future market price of our common stock and the option holder's individual exercise and sale decisions.

(5)
Dr. Berg also received $10,000 in 2009 for his service as Board liaison to our Scientific Advisory Board.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Our bylaws provide for a Board consisting of at least six but not more than eleven directors. The term of office of all of our current directors will expire at the 2010 annual meeting. Currently, we have ten directors. Nine directors are to be elected at the annual meeting. Mr. Young will be retiring on the date of the 2010 annual meeting and will not stand for re-election. The size of the Board will be reduced to nine effective as of the date of the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, each of whom is currently a director and each of whom has consented to serve if elected.

        If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the proxies may vote either: (1) for a substitute nominee designated by the present Board to fill the vacancy; or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may choose to reduce the size of the Board to less than nine, as permitted by our Bylaws. The Board has no reason to believe that any of our nominees will be unwilling or unable to serve if elected as a director.

        The names of the nominees, and certain information about them as of the record date, are set forth below. The nominees were selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee. Each of the nominees has a long record of integrity, a strong professional reputation and a record of scientific, entrepreneurial or managerial achievement. We believe that the nominees have the qualifications and experience to focus on the complex issues currently confronting our company and our industry. In addition, each nominee has specific experience, qualifications, attributes or skills, discussed below, that led the board to conclude that the individual should serve as a director.

Name	Age	Principal Occupation	Director Since
Stephen P.A. Fodor, Ph.D.	56	Founder and Executive Chairman of Affymetrix, Inc.	1993
Kevin M. King	53	Chief Executive Officer and President of Affymetrix, Inc.	2009
Paul Berg, Ph.D.	83	Cahill Professor in Cancer Research and Biochemistry, Emeritus; Director, Emeritus, Beckman Center for Molecular and Genetic Medicine, Stanford University School of Medicine	1993
Nelson C. Chan	48	Chief Executive Officer (Retired), Magellan Navigation, Inc.	2010
John D. Diekman, Ph.D.	67	Managing Partner, 5AM Ventures	1993
Gary S. Guthart, Ph.D.	44	President and Chief Executive Officer, Intuitive Surgical, Inc.	2009
Jami Dover Nachtsheim	51	Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing (Retired), Intel Corporation	2010
Robert H. Trice, Ph.D.	63	Senior Vice President for Strategy and Business Development, Lockheed Martin Corporation	2006
Robert P. Wayman	64	Executive Vice President and Chief Financial Officer (Retired), Hewlett-Packard Company	2007

        Stephen P.A. Fodor, Ph.D., is our Founder and Executive Chairman. Dr. Fodor has served as our director since 1993 and our Executive Chairman since 2009. He served as our Chief Executive Officer from 1997 to 2008 and as our Chairman from 1999 to 2008. At various times between 1993 and 1997, Dr. Fodor served as our President, Chief Operating Officer and Chief Technology Officer. Dr. Fodor was Vice President and Director of Physical Sciences at the Affymax Research Institute from 1989 to 1993. Dr. Fodor also serves as a Trustee of the Carnegie Institution of Washington. The Board of Directors elected Dr. Fodor as a director because he is the founder of the Company and our former Chief Executive Officer. The Board of Directors values Dr. Fodor's extensive knowledge of the Company and our industry, his scientific vision and his perspective on emerging technologies and markets.

        Kevin M. King is our Chief Executive Officer and President. Mr. King has served as CEO since January 2009. Mr. King joined us in January 2007 as President of Life Sciences Business and Executive Vice President and served in that capacity until September 2007, when he was promoted to President. From February 2005 until June 2006, Mr. King was President and Chief Executive Officer of Thomson Healthcare. From 1997 to 2004, Mr. King held various managerial positions at General Electric Healthcare, most recently as Vice President and General Manager of Global Clinical Systems, from 2000 to 2004. The Board of Directors elected Mr. King as a director because he is the Chief Executive Officer of the Company. The Board of Directors values Mr. King's perspective as the leader of the Company's strategic planning and business development efforts, his knowledge of the Company's operations and his awareness of industry trends.

        Paul Berg, Ph.D., has served as a director since 1993. Dr. Berg also serves as the Board liaison to our Scientific Advisory Board. Dr. Berg is Cahill Professor of Cancer Research and Biochemistry, Emeritus and Director, Emeritus of the Beckman Center for Molecular and Genetic Medicine at the Stanford University School of Medicine. He received the Nobel Prize in Chemistry in 1980, the National Medal of Science in 1983, and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as a director of Gilead Sciences, Inc. Dr. Berg is an internationally renowned scientist who was elected to the Board because of his broad expertise in biotechnology. His experience as an advisor and director with prominent biotech and pharmaceutical companies enables him to provide insights to both the Board and management regarding corporate governance practices and developmental trends in the life science industry.

        Nelson C. Chan has served as a director since March 2010. Mr. Chan served as Chief Executive Officer of Magellan Navigation, Inc. from 2006 to 2008. From 1992 through 2006, Mr. Chan served in various senior management positions with SanDisk Corporation, including most recently as Executive Vice President and General Manager, Consumer Business. Mr. Chan is a member of the Board of Directors of Synaptics Incorporated. He is also serving on the Board of Directors of Silicon Laboratories Inc. until his term expires at its 2010 annual meeting but will not stand for re-election. The Board of Directors elected Mr. Chan as a director because of his substantial experience with public and private companies, both as an executive and as a board member, and his expertise in building profitable technology companies. Mr. Chan also qualifies as a financial expert and provides important support to the Audit Committee.

        John D. Diekman, Ph.D., has served as a director since 1993. Dr. Diekman has served as a managing partner of 5AM Ventures, a life sciences investment partnership, since 2002. From June 1998 until 2002, Dr. Diekman served as a managing director of Bay City Capital, a life sciences merchant bank. Dr. Diekman served as Chairman of the Company from 1993 to August 1999 and served as Vice Chairman from July 1999 to December 1999. Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997. Prior to such time, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. from 1991 to March 1995 and as Chairman of the Board of Affymax from 1994 to July 1995. The Board of Directors elected Dr. Diekman as a director because of his detailed knowledge of the life science industry. Dr. Diekman's experience in investments and acquisitions makes him a valuable advisor on issues relating to strategic planning and business development processes. The Board also values Dr. Diekman's experience serving on the boards of various public and private companies, and his insights and leadership on issues of board governance.

        Gary S. Guthart, Ph.D., has served as a director since May 2009. Dr. Guthart has served as the Chief Executive Officer of Intuitive Surgical since January 2010. Dr. Guthart joined Intuitive Surgical in April 1996, was named Chief Operating Officer in 2006, and was promoted to President in 2007. Prior to joining Intuitive Surgical, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formally Stanford Research Institute). Dr. Guthart serves on the Board of Directors of Intuitive Surgical. The Board of Directors elected Dr. Guthart as a director because of his experience in the management of sophisticated, high-growth businesses. The Board values Dr. Guthart's contribution to the Company's strategic planning and business development efforts and his insights as a member of the Compensation Committee.

        Jami Dover Nachtsheim has served as a director since March 2010. Ms. Nachtsheim served in a variety of positions with Intel Corporation from 1980 until her retirement in 2000, most recently as Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing. Ms. Nachtsheim is a member of the Board of Directors of Southwall Technologies and the Tech Museum of Innovation. Ms. Nachtsheim is also serving on the Board of Directors of ACT Conferencing, Inc. until her term expires at its 2010 annual meeting but will not stand for re-election. The Board of Directors elected Ms. Nachtsheim as a director because of her extensive experience in bringing high technology products to market and her service as a board member of numerous public and private organizations. The board values the strategic guidance she provides respecting market strategies and her contributions as a member of the Compensation Committee.

        Robert H. Trice, Ph.D., has served as a director since 2006. Dr. Trice has been Senior Vice President for Business Development at Lockheed Martin Corporation since October 1998 and assumed additional duties as Senior Vice President for Strategy and Business Development at Lockheed Martin Corporation in March 2009. The Board of Directors elected Dr. Trice as a director because of his broad experience in government relationships (many of our large customers are government institutions) and his extensive background as a business development leader. The Board values his financial literacy and wide-ranging business competencies, which qualify him to serve on the Audit and Nominating and Corporate Governance Committees.

        Robert P. Wayman has served as a director since 2007. Mr. Wayman served as Executive Vice President and Chief Financial Officer of Hewlett-Packard Company from 1984 until his retirement in December 2006. Mr. Wayman also served as Interim Chief Executive Officer of Hewlett-Packard Company from February 2005 through March 2005 and served on the Board of Directors of Hewlett-Packard Company from February 2005 to March 2007 and from 1993 to 2002. Mr. Wayman has served as a director of Sybase Inc. since 1995 and as a director of CareFusion Corp. since 2009. The Board of Directors elected Mr. Wayman as a director because of his broad-based financial expertise and business experience. The Board values Mr. Wayman's background in finance and company operations, corporate governance and compliance, and the leadership that he has provided as the Chairman of the Board's Audit and Special Litigation Committees and as a member of the Nominating and Corporate Governance Committee.

        There are no family relationships among our directors or executive officers.

Board Leadership Structure

        The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. A substantial majority of our Board members are independent directors, under both NASDAQ listing standards and our Corporate Governance Guidelines; our standing Board committees—Audit, Compensation and Nominating and Corporate Governance—are comprised solely of and chaired by independent directors; and, at least four times per year, the independent directors meet in executive session without management directors.

        Our Corporate Governance Guidelines state that the "Board believes that the positions of the Chairman of the Board and CEO should be held by separate persons as a way to aid the Board's execution of its duties." We have separated the roles of Chief Executive Officer and Executive Chairman. In addition, unless our Chairman is an independent director, our Corporate Governance Guidelines require the independent directors to annually elect by secret ballot a lead independent director. The lead independent director coordinates the activities of the other non-management directors, presides at executive sessions, functions as a principal liaison on Board-wide issues between the independent directors and the Executive Chairman and performs such other duties and responsibilities set forth in our Corporate Governance Guidelines and as the Board of Directors may determine from time to time. John A. Young has served as our lead independent director since August 2007. Upon his retirement from the Board of Directors effective at the date of the 2010 annual stockholders meeting, the independent members of the Board of Directors will elect a new lead independent director.

        The Board of Directors regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Executive Chairman and the lead independent director based upon the needs of the Company to provide effective, independent oversight of management performance.

Board's Role in Risk Oversight

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee is specifically mandated by its Charter to discuss with financial management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk where material financial exposure exists. Our internal auditors and ethics compliance officer report regularly and directly to the Audit Committee on risks relating to the Company's operations, compliance and internal controls. The Compensation Committee is responsible for overseeing and evaluating the management of risks relating the Company's compensation plans and arrangements.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2010. Ernst & Young LLP has audited our consolidated financial statements since our inception. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions. Services provided to us by Ernst & Young LLP are described under "Fees Paid to Ernst & Young LLP" below.

        Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. The Board, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Affymetrix and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Fees Paid to Ernst & Young LLP

        During fiscal years 2009 and 2008, the aggregate fees billed by Ernst & Young LLP for professional services were as follows:

	Fiscal Year Ended
	December 31, 2009	December 31, 2008
Audit Fees(1)	$1,616,000	$1,704,000
Audit-Related Fees(2)	$44,000	$407,000
Tax Fees(3)	$104,000	$94,000
All Other Fees(4)	$6,000	$6,000

(1)
Audit fees include fees associated with the audits of (i) our consolidated financial statements and (ii) effectiveness of our internal control over financial reporting, the reviews of our financial statements included in our quarterly reports on Form 10-Q, and statutory audits required internationally. Audit fees also include amounts associated with SEC registration statements and consents.

(2)
Audit-related fees consist primarily of fees associated with the annual audits of our employee-benefit plan and accounting consultations on various transactions. In fiscal 2008, audit-related fees also included amounts associated with due diligence and other related services provided in connection with our acquisition of True Materials, Inc. and Panomics, Inc.

(3)
Tax fees consist primarily of tax consultation services.

(4)
The amount listed as "All Other Fees" consists of fees for products and services other than those services reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        As required by the Audit Committee charter, the Audit Committee pre-approves the engagement of Ernst & Young LLP for all audit and permissible non-audit services. The Audit Committee annually reviews the audit and permissible non-audit services performed by Ernst & Young LLP and reviews and approves the fees charged by Ernst & Young LLP. The Audit Committee has considered the role of Ernst &Young LLP in providing tax and audit services and other permissible non-audit services to Affymetrix and has concluded that the provision of such services was compatible with the maintenance of Ernst & Young LLP's independence in the conduct of its auditing functions.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and is not deemed to be filed with the Securities and Exchange Commission, or the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        The Audit Committee has an established charter that specifies that the function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to our financial statements and our financial reporting process and our system of internal control over financial reporting. The full text of the Audit Committee charter is available on our website at www.affymetrix.com.

        Management has the primary responsibility for our financial statements and our reporting process, including our system of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing financial statements and expressing an opinion as to (1) their conformity with generally accepted accounting principles; (2) management's assessment; and (3) the effectiveness of internal control over financial reporting.

        As part of its oversight of our financial reporting process, the Audit Committee reviewed and discussed both with management and our independent registered public accounting firm, the annual and quarterly financial statements prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed under Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including discussions of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company. Finally, the Audit Committee has considered and concluded that the provision of audit-related and tax services, which are comprised of tax consultations, preparation of tax returns, and audit-related accounting consultations on various transactions by the independent registered public accounting firm, is compatible with maintaining the registered public accounting firm's independence.

        The Audit Committee met eight times during the fiscal year ended 2009. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee meetings include, whenever appropriate, executive sessions with our independent registered public accounting firm and with our internal auditor, in each case without the presence of our management. The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of our system of internal control over financing reporting, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

        Respectfully submitted on March 29, 2010 by the members of the Audit Committee of the Board of Directors:

Nelson Chan, member since March 8, 2010
Robert H. Trice, Ph.D.
John A. Young
Robert P. Wayman, Chairman

 PROPOSAL NO. 3
AMENDMENT TO INCREASE THE MAXIMUM NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE UNDER OUR
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN BY 4,500,000 SHARES

        Stockholders are being asked to approve an amendment to our Amended and Restated 2000 Equity Incentive Plan (the "Plan") to increase the number of shares reserved for issuance under the Plan by 4,500,000 shares.

Overview of Plan Amendment

        The purpose of the Plan is to promote the long-term success of Affymetrix and the creation of stockholder value by (a) encouraging our employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, stock options, stock appreciation rights ("SARs"), or other equity based awards. In furtherance of these purposes (and taking into account stockholders' interests), we are asking stockholders to approve an amendment to the Plan to increase share availability by 4,500,000 shares.

Reasons for the Amendment

        As of December 31, 2009, the Plan has 851,421 shares available for future awards and there are 1,135,950 shares available for future awards under our 1998 Stock Incentive Plan (which is limited to grants to non-officer employees). The 4,500,000 shares requested represent approximately 6.3% of our outstanding common shares as of December 31, 2009.

        The Board believes that equity-based incentives are important tools to enable us to attract and retain the best available candidates for positions at Affymetrix. Many of our employees view equity incentives as a key component of their compensation. However, we do not currently have enough shares available for issuance under the Plan and our other stock plans to enable us to make sufficient equity compensation grants commensurate with our peers and competitors for the near future. As a result, without an increase in shares, we may lack the ability to attract and retain the best available personnel for positions of substantial responsibility.

        At the same time, we are sensitive to the concerns of our stockholders regarding dilution. Therefore, the Board commits to our stockholders that we will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or nonemployee directors at an annual average rate greater than 5.46% over the next three fiscal years (commencing on January 1, 2010). 5.46% represents the average between the 2009 and 2010 RiskMetrics' allowable burn rate level for our peer group. For purposes of calculating the annual average rate, the numerator for calculating the percentage for each fiscal year shall be the total number of shares granted in such fiscal year and the denominator shall be the weighted average number of common shares outstanding at the end of fiscal year. For this purpose, when determining the number of shares granted in a year, any full-value awards (these are restricted stock awards and restricted stock units, but not stock options) will count as equivalent to 1.5 shares.

        Stock-based compensation encourages and rewards employee performance and helps align employee interests with those of our stockholders. We currently grant stock-based awards to new employees, upon the promotion of certain existing employees, and on a periodic supplemental basis to certain existing employees who are considered high performers. We need additional shares in order to ensure that we are able to continue to grant stock-based awards to continue to hire and motivate high-performing employees and align their interests with those of our stockholders. Although recent market conditions have limited the value of equity compensation for many employees, we believe employees continue to be motivated by equity grants to remain with our company through challenging times with the possibility for future long-term rewards.

        We believe that the Plan contains provisions that are consistent with the interests of our stockholders:

  •
  No Stock Option Repricings.  The Plan prohibits the repricing of stock options (and stock appreciation rights, if we grant them in the future) without the approval of our stockholders. This prohibition applies to both directly lowering the exercise price of a stock option and indirectly repricing a stock option, such as by canceling the award and granting a replacement restricted stock award or stock option with a lower exercise price.

  •
  No Discount Stock Options.  The Plan prohibits the grant of stock options with an exercise price of less than the fair market value of our common stock on the date the stock option is granted.

  •
  Limitation on "Full-Value Award" Vesting Schedules.  As described below, we have vesting restrictions on restricted stock awards granted to employees such that if vesting is solely based on service, the vesting period is a minimum of three years.

  •
  Limitations on Accelerated Vesting.  With respect to 90% of the awards, we have agreed that we will not accelerate vesting of awards except in the event of a participant's death, disability or retirement or in connection with a change in control.

  •
  No Evergreen Provision.  The Plan does not have an "evergreen" feature. This means we are asking for a specific number of shares now and will not increase that amount without stockholder approval.

Summary Description of the Plan

        The primary features of the Plan are summarized below.

        Number of Shares.    Affymetrix is requesting that an additional 4,500,000 shares of common stock be reserved for issuance. In general, if awards granted under the Plan are forfeited or otherwise returned to Affymetrix, then the corresponding common stock will again become available for grant.

        Eligibility.    Directors, employees and consultants of Affymetrix, its subsidiaries and its affiliates are eligible to be granted stock options, SARs, restricted shares and stock units.

        Administration.    The Plan may be administered by the Board or by a committee of the Board (in either case, referred to as the "Committee" in this description). The Compensation Committee of the Board presently administers our stock plans. The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, determine the type, number, vesting requirements and other features and conditions of each award, interpret the plan, and make all other decisions relating to the operation of the plan.

        Stock Options.    The Plan permits the granting of stock options that are intended to qualify as incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options ("NSOs") that do not so qualify. The option exercise price for any option will be determined by the Committee but will not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option will be fixed by the Committee, but may not exceed ten years from the date of the grant. The Committee may modify, extend or assume outstanding options (except that the Committee may not directly or indirectly reprice outstanding options without stockholder approval). The Plan provides that no optionee may receive options covering more than 1,000,000 shares in any calendar year.

        Stock Appreciation Rights.    The Plan permits the granting of stock appreciation rights, entitling the holder upon exercise to receive an amount in any combination of cash or common stock of Affymetrix (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. The Plan provides that no participant may receive stock appreciation rights covering more than 1,000,000 shares in any calendar year.

        Restricted Stock.    Restricted shares of the common stock may be sold or awarded by the Committee subject to such conditions and restrictions as they may determine which may include the attainment of performance goals. Any award that is to vest solely on the basis of employment must vest over a minimum period of three years. To the extent that an award consists of newly issued restricted shares, the consideration will consist of cash, cash equivalents, or past services rendered, as the Committee may determine. The holders of restricted shares awarded under the Plan have the same voting, dividend and other rights as holders of common stock. We have not declared dividends in the past. To the extent we declare dividends, we intend to impose restrictions on the distribution and use of dividends with respect to unvested restricted shares. This will include not releasing dividends with respect to unvested performance-based restricted shares until the performance goals are attained and the restricted shares vest.

        Stock Units.    Stock units representing the equivalent of shares of common stock (including restricted stock units) may be granted. Stock units have no voting rights unless and until shares of stock are issued pursuant to the terms of the stock unit award. Vesting and dividend rights of stock units are determined by the Committee. For any award that is to vest solely on the basis of employment, the award may vest over a minimum period of three years. No cash consideration is required to be paid by stock unit award recipients.

        Performance-Based Awards.    In the event the Committee determines it is important to assure that the compensation attributable to one or more issuances under the program will qualify as performance-based compensation which will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m) of the Code, the Committee has the authority to structure one or more share right awards so that the shares of common stock subject to those awards will be issuable upon the achievement of certain pre-established corporate performance goals. The performance goals may consist of any of the following: (1) net sales or product and product related revenue; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (3) net income or net income per Common Share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic value created; (8) operating margin; (9) share price or total stockholder return; and (10) strategic business criteria (including without limitation meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction; management of employment practices and employee benefits; supervision of information technology; and goals relating to acquisitions or divestitures of specified affiliates or business units of the Company or of affiliates). The Compensation Committee will determine the performance goals for any individual award and will be responsible for reviewing and approving the assessment of achievement of those goals. Performance-based awards granted to any person may not represent more than 500,000 shares in any calendar year. In the event of a cash-based performance award, the value of an award granted to any individual during any calendar year may not exceed $5,000,000.

        Other Equity-Based Awards.    The Committee may determine to grant other equity-based awards, subject to the terms of the Plan.

        Change of Control.    The Committee may determine, at the time of granting an award or thereafter, that such award will become exercisable or vested as to all or part of the shares of common stock subject to such award in the event that a change in control occurs with respect to Affymetrix or in the event that the recipient is subject to an involuntary termination after a change in control.

        Anti-Dilution Provisions.    In the event of a stock-split of the outstanding common stock or a dividend payable in common stock, a corresponding adjustment will be made automatically to the number or exercise price of the options, restricted shares, stock units or SARs awarded pursuant to the Plan. The Committee may also make such adjustments as it deems appropriate in the event of a recapitalization, spin-off or other similar occurrence.

        Future of the Plan.    The Board may amend or terminate the Plan at any time. If required by applicable law or regulation (including NASDAQ requirements), we will seek stockholder approval of the amendment. If not terminated earlier, the Plan will terminate on February 6, 2018, or, if this proposal is approved, May 14, 2020 (which is ten years from the Board's approval of this amendment).

New Plan Benefits

        Awards under the Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan. In 2009, our directors and executive officers received equity awards with respect to an aggregate of 1,005,668 shares, as set forth in more detail in the "Compensation of Directors" table above and "Grants of Plan-Based Awards" table below.

Federal Income Tax Consequences

        Neither the optionee nor Affymetrix incurs any federal tax consequences as a result of the grant of an option granted at fair market value on the grant date. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we receive no deduction when an ISO is exercised. The tax treatment of a disposition of shares acquired on exercise of an ISO depends on how long the shares have been held. If the shares are sold more than two years after the option grant date and more than one year after the exercise date, then the optionee will recognize long-term capital gain. If the shares are sold before these two periods are satisfied, the optionee recognizes ordinary income equal to the "spread" on the date of exercise, and any additional gain or loss will be capital gain or loss. Affymetrix is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable holding periods have been satisfied. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of our common stock on the date of exercise, and Affymetrix ordinarily will be entitled to a deduction for the same amount to the extent permitted by applicable tax laws. In the case of an employee, the option spread when an NSO is exercised is subject to income tax withholding. Any additional gain or loss at the time of disposition of shares acquired on exercise of an NSO will be capital gain or loss.

        Generally, stock-based awards such as restricted stock, restricted units and SARs will be taxed as ordinary income to the recipient upon vesting or settlement, as applicable, with Affymetrix being eligible for a corresponding tax deduction to the extent permitted by applicable tax laws.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN.

 STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of our shares of common stock as of March 15, 2010 by:

  •
  each person known to us to beneficially own more than five percent of our outstanding shares of common stock;

  •
  each director and nominee for director;

  •
  each of the officers named in the Summary Compensation Table below; and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated, the address of each of the individuals named below is: c/o Affymetrix, Inc., 3420 Central Expressway, Santa Clara, California 95051.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)(2)
Greater than 5%
BlackRock, Inc.(3)	7,768,400	10.96%
40 East 52nd Street
New York, NY 10022
PRIMECAP Management Company(4)	4,444,130	6.27%
225 South Lake Avenue #400
Pasadena, CA 91101
Directors and Executive Officers
Timothy C. Barabe(5)	15,000	*
John C. Batty(6)	108,791	*
Paul Berg, Ph.D.(7)	134,824	*
Nelson C. Chan(8)	0	*
John D. Diekman, Ph.D.(9)	270,573	*
Stephen P.A. Fodor, Ph.D.(10)	514,336	*
Gary S. Guthart, Ph.D.(11)	37,778	*
Kevin M. King(12)	383,744	*
Andrew J. Last, Ph.D.(13)	20,000	*
Jami Dover Nachtsheim(14)	0	*
John F. Runkel(15)	42,818	*
Robert H. Trice, Ph.D.(16)	63,983	*
Robert P. Wayman(17)	64,872	*
John A. Young(18)	234,515	*
All directors and executive officers as a group (14 persons)(19)	1,891,234	2.67%

*
Represents beneficial ownership of less than one percent of the common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2010 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of other persons. The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 70,861,250 shares of common stock outstanding as of March 15, 2010.

(3)
BlackRock, Inc. ("BlackRock"), as set forth on Schedule 13G filed with the SEC on January 8, 2010, has sole voting power and sole dispositive power with respect to 7,768,400 shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Japan Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC and BlackRock International Ltd.

(4)
PRIMECAP Management Company, as set forth on Schedule 13G/A filed with the SEC on February 11, 2010, has sole voting power with respect to 2,642,930 shares and sole dispositive power with respect to 4,444,130 shares.

(5)
Includes no shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(6)
Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(7)
Includes 123,777 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(8)
Includes no shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(9)
Includes 123,777 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010, 66,398 shares held by John D. Diekman and Susan P. Diekman, as trustees of a revocable trust dated June 30, 1995, and 400 shares held in Mr. Diekman's retirement account.

(10)
Includes 292,500 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010 and 30,000 shares held by The Fodor Family Trust.

(11)
Includes 37,778 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(12)
Includes 167,500 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(13)
Includes no shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(14)
Includes no shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(15)
Includes 7,500 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(16)
Includes 57,778 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(17)
Includes 60,254 shares issuable upon exercise of options exercisable within 60 days of March 15, 2010.

(18)
Includes 95,644 shares issuable upon exercise of options exercisable, and restricted stock units vesting, within 60 days of March 15, 2010.

(19)
Includes 1,016,508 shares issuable upon exercise of options exercisable, and restricted stock units vesting, within 60 days of March 15, 2010.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, during the year ended December 31, 2009, all executive officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements, except that a late Form 4 was filed on September 17, 2009 with respect to a sale of 5,000 shares by Dr. Diekman on August 4, 2009.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information regarding our stock incentive plans as of December 31, 2009.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	5,705,017		14.00	(3)	851,421
Equity compensation plans not approved by security holders	564,636	(2)	32.88	(3)	1,182,045	(4)

Total	6,269,653		15.70	(3)	2,033,466

(1)
Includes the Amended and Restated 1993 Stock Plan and the Amended and Restated 1996 Non-Employee Directors Stock Option Plan, which have expired, and the Amended and Restated 2000 Equity Incentive Plan.

(2)
Includes options under the 1998 Stock Plan plus options to purchase an aggregate of 23,239 shares outstanding under the Affymetrix/GMS 1998 Stock Plan, the Affymetrix/Neomorphic 1998 Stock Plan and the Affymetrix/ParAllele 2001 Stock Plan, each of which was assumed in connection with acquisitions by Affymetrix and under which no future awards will be issued.

(3)
The calculation of the weighted average exercise price does not include 53,493 shares subject to restricted stock units that are exercisable for no consideration.

(4)
Includes 9,350 shares withheld for taxes upon vesting of equity awards, which we do not intend to reissue, and 36,745 shares under acquired plans, under which no future awards will be issued. The only non-stockholder-approved plan under which shares remain available for issuance of future awards is the 1998 Stock Incentive Plan.

  1998 Stock Incentive Plan

        In 1998, the Board adopted the non-stockholder-approved Affymetrix 1998 Stock Incentive Plan, or the 1998 Stock Plan. Our directors and officers are not eligible to receive grants under the 1998 Stock Plan. Options granted under the 1998 Stock Plan expire no later than ten years from the date of grant. The option price is required to be at least 100% of the fair market value of the common stock on the date of grant. Vesting terms of options or restricted stock granted under the 1998 Stock Plan from time to time are determined by the Board.

 MANAGEMENT

        Our executive officers, and their ages as of the record date and positions are as follows:

Name	Age	Position
Stephen P.A. Fodor, Ph.D.	56	Founder and Executive Chairman
Kevin M. King	53	Chief Executive Officer and President
Timothy C. Barabe	57	Executive Vice President and Chief Financial Officer
Andrew J. Last, Ph.D.	50	Executive Vice President and Chief Commercial Officer
John F. Runkel, Jr.	54	Executive Vice President, General Counsel and Secretary

        Stephen P.A. Fodor, Ph.D. See "Election of Directors."

        Kevin M. King. See "Election of Directors."

        Timothy C. Barabe joined us in March 2010 as Executive Vice President and Chief Financial Officer. Mr. Barabe previously worked at Human Genome Sciences, Inc. where he served as Senior Vice President and Chief Financial Officer from July of 2006 until March 2010. From September 2004 to June 2006, Mr. Barabe was at Molnlycke Health Care, a privately owned surgical supply company, most recently as its U.K. Managing Director. Mr. Barabe was with Novartis AG from 1982 to 2004 in several senior executive positions. Mr. Barabe is a member of the Board of Directors of ArQule, Inc.

        Andrew J. Last, Ph.D. joined us in December 2009 as Executive Vice President and Chief Commercial Officer. Prior to Affymetrix, Dr. Last served on the leadership team of BD Biosciences Cell Analysis Unit, a segment of Becton Dickinson and Company, from 2004 to 2009, where he was Vice President, Global Marketing & Strategic Planning and General Manager of the San Diego-based Pharmingen business. Before joining Becton Dickinson, Dr. Last was a member of Applera Corporation's Applied Biosystems unit leadership team from 2002 to 2004 as Vice President & General Manager of the Gene Expression business.

        John F. Runkel, Jr. joined us in October 2008 as Executive Vice President, General Counsel and Secretary. Mr. Runkel served as Senior Vice President, General Counsel and Secretary of Intuitive Surgical, Inc., a provider of minimally-invasive robotic surgery technology, from 2006 to 2007. From 2004 to 2005, Mr. Runkel served as Senior Vice President of Business Development and General Counsel of VISX Incorporated, a provider of laser vision correction technology, and as Vice President, General Counsel and Secretary from 2001 to 2004.

 COMPENSATION DISCUSSION AND ANALYSIS

2009 in Review

        The 2009 fiscal year was challenging for many companies, including Affymetrix, due to the global crisis in credit and financial markets. During this challenging year, we took significant actions intended to enable us to emerge in a stronger competitive position:

  •
  We reengineered our platform which led to the introduction of new products such as our GeneTitan® instrument and Axiom® array plates, which we expect will drive growth in fiscal 2010.

  •
  We diversified our revenue base and extended our reach in the validation and routine testing markets by integrating recently acquired technologies and continuing investment in key research and development initiatives.

  •
  We consolidated our manufacturing operations and reduced our operating costs worldwide and across all functions in order to situate us for improved results as revenues increase.

        We believe our compensation programs delivered payouts for 2009 appropriate in a generally weak economic environment, while rewarding achievements made in the year and encouraging efforts towards our long-term growth strategy. In summary:

  •
  The Compensation Committee froze base salaries at existing levels for executive officers until business conditions improve. Executive officers did not receive any salary increases in 2009 from 2008 levels or in 2010 from 2009 levels (except for Mr. King, in connection with his promotion to Chief Executive Officer in January 2009).

  •
  The Compensation Committee authorized fiscal 2009 cash bonus payments to be paid at a maximum of 75% of target, based on achievement of financial and strategic goals as discussed below.

  •
  The Compensation Committee approved new long-term equity awards for our executives in 2009 that are expected to offer long-term rewards for the contributions that our executives made this year to strengthen our company and improve our future stock price performance.

Compensation Principles and Practices

        The Compensation Committee reviews and provides oversight of our compensation and benefit policies generally and determines compensation for our executive officers. We call our compensation program a "Total Rewards" program to reflect our view that compensation and benefits should be viewed at an aggregate level, with the following primary guiding principles:

  •
  aligning compensation strategy with our business objectives;

  •
  creating a positive work environment that includes recognition based on merit and a focus on customer satisfaction;

  •
  attracting, retaining and motivating employees by offering a competitive compensation and benefits package; and

  •
  using long-term equity awards to align employee and stockholder interests.

        The Compensation Committee strives to achieve a Total Rewards package for Affymetrix executives that is closely tied to both individual and corporate performance, as well as aligned with the interests of stockholders.

Process for Determining Executive Compensation

        In 2009, the Compensation Committee has retained the outside compensation consulting firm of Hewitt Associates to inform the Compensation Committee on market practices, programs and compensation levels; evaluate our compensation practices; and assist in developing and implementing the executive compensation program and philosophy.

        The Compensation Committee also gives weight to the recommendations of members of senior management, particularly our Chief Executive Officer. The Compensation Committee believes this involvement of management is appropriate because they understand the daily contributions of other officers and the general morale level of employees. For example, although our Chief Executive Officer does not recommend the form or amount of his own compensation, he recommends to the Compensation Committee the bonus amounts for the other executive officers based on his review of each individual's performance for the year, company performance and market data. The compensation for our Chief Executive Officer is recommended by the Compensation Committee and approved or ratified by the full Board.

        The Compensation Committee reviews two surveys in order to be informed of the market levels for executive compensation for our peer companies: the Radford Global Life Sciences Survey for selected companies with more than 500 employees (the "Life Science Survey") and the Radford Executive Survey for technology companies with revenues between $200.0 million and $500.0 million (the "High Tech Survey"). There are about 155 companies included in the Life Sciences Survey and about 200 companies included in the High Tech Survey. With respect to the compensation for our Executive Chairman, the Compensation Committee finds there is limited market data on compensation for Executive Chairmen. Instead, for 2009, the Compensation Committee primarily relied on the recommendations of Hewitt Associates which took into consideration Dr. Fodor's responsibilities and his time commitment to our company. With respect to the promotion of Mr. King to Chief Executive Officer in 2009, the Compensation Committee also considered the recommendations of Hewitt Associates, which took into account the Life Science Survey, the High Tech Survey and the executive compensation of the following companies ("Selected Biotechnology Peer Group"):

  1.
  Applied Biosystems (now Life Technologies)
  2.
  BioRad
  3.
  Illumina
  4.
  Invitrogen (now Life Technologies)
  5.
  MDS, Inc.
  6.
  Perkin Elmer
  7.
  Qiagen NV
  8.
  Varian Medical

        We use these groups of companies as an indicator of market practice because we feel that these companies are likely to compete with us in the recruitment of senior personnel.

Elements of Executive Compensation

        Our executive officers' compensation currently has the following primary components:

  •
  base salary;

  •
  annual cash bonuses based on corporate and individual performance;

  •
  long-term incentives in the form of stock options and restricted stock awards; and

  •
  other health, welfare and retirement benefits.

        In determining compensation for our executive officers, the Compensation Committee considers a variety of factors. For 2009 compensation, the most important factors included whether we achieved our specific financial and strategic goals and the individual's contribution to the achievement of these goals. Other factors that are taken into account by the Compensation Committee include:

  •
  extraordinary performance by an individual during the year;

  •
  retention concerns;

  •
  the executive's tenure and experience;

  •
  the executive's historical compensation; and

  •
  comparison to the compensation of other executive officers (those at Affymetrix as well as other companies).

        In reviewing executives' overall Total Rewards package, the Compensation Committee considers an aggregate view of base salary and bonus opportunity, accumulated equity award gains, and the dollar value of benefits and perquisites, but generally views the various components of compensation as related but distinct.

Risk Considerations in Our Compensation Program

        The Compensation Committee believes that the structure of our executive compensation program mitigates inappropriate risk-taking for the following reasons:

  •
  Our program consists of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income so that executives do not feel pressured to focus exclusively on stock price performance or other financial metrics to the detriment of other important operational and strategic objectives.

  •
  Our annual cash bonus is awarded based on achievement of goals for the fiscal year. By using a combination of financial, strategic and individual goals in determining the amount of the bonus, we feel that this variable component motivates executives to target specific annual financial results while continuing to strive to meet strategic objectives that offer long-term rewards for the Company.

  •
  Our equity awards encourage long-term, sustainable performance of the overall business because they vest over four years and their value increases with the increase in our stock price over time.

  •
  By using a mixture of options and restricted stock, executives have a combination of incentives rather than being solely focused on a short-term stock price increase.

  •
  Our cash bonus award guidelines are applicable to our executives and employees alike. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person's position in the Company or his or her business unit.

  •
  Our recoupment policy for executive officers' performance-based compensation will allow us to recoup performance-based compensation in the event of a restatement of our financial results, as described below.

Fiscal 2009 Compensation

  Base Salary

        Base salaries for our executive officers are established based on the scope of their responsibilities and are intended to be competitive with the compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses of comparable size. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels.

        Executives with the greatest level of responsibility and accountability have the highest base salaries to reflect the time commitment, level of risk and experience associated with those positions. Therefore, our Chief Executive Officer has a higher base salary than other executive officers. In connection with Mr. King's promotion to President and Chief Executive Officer of our company in January 2009, he received an increase in his annual base salary from $500,000 to $675,000, reflecting the significant increase in his duties and responsibilities. In determining the amount of Mr. King's base salary increase, the Compensation Committee considered the recommendations of our compensation consultant, and approved a base salary for Mr. King that is below the median of base salaries of chief executive officers in the Life Science Survey and the Selected Biotechnology Peer Group but above the median of the base salaries of Chief Executive Officers in the High Tech Survey.

        The level of salary paid to our Executive Chairman in 2009 reflected his full-time position at Affymetrix, his experience with our business and technology and his contribution to our efforts to reengineer our platform and launch new products in 2009. In 2010, Dr. Fodor elected a part-time schedule and his base salary was reduced to $330,000. In addition, Dr. Fodor will not be participating in the 2010 bonus program.

        There was no increase in the salaries of our other executive officers in 2009 from 2008 levels or in 2010 from 2009 levels.

  Cash Bonus Program

        Our bonus program is designed to align individual performance with organizational objectives. It rewards participants based on attainment of specified levels of corporate financial and strategic goals as well as subjective factors related to the individual's performance. Each named executive officer has an assigned target bonus level, expressed as a percent of base salary for the fiscal year, which for fiscal 2009 ranged from 50% to 75% of base salary. As with our base salary levels, executives with the greatest level of responsibility and accountability have the highest bonus target levels in order to place a significant portion of their total compensation at risk to reflect the impact they have on our overall corporate performance.

        As further described below, after review of the corporate financial and strategic performance for the year, the Compensation Committee establishes a general funding level for our bonus program, and then reviews individual factors in approving the actual bonus payment for each named executive officer. For fiscal 2009, achievement of financial goals and of strategic goals was each given a weighting of 50%.

        Financial Goals.    For fiscal 2009, we had the following financial goals: (1) total revenues no less than $320 million, with increasing bonus payments as revenues increased to $370 million or more and (2) an operating loss of no more than $9 million (adjusted to exclude one-time transition costs, restructuring and acquisition costs and certain legal expenses), with increasing bonus payments as operating loss decreased or if we achieved an operating profit. We chose these measures because we believe these are consistent indicators of our core operating goals for fiscal 2009. The numerical goals were designed with the weak economic environment in mind and during a year in which we reengineered our platform and restructured our manufacturing operations. These goals offer a reward for results that we believe will position us for improved performance in 2010 and beyond.

        Strategic Goals.    For fiscal 2009, our strategic goals related to (1) timely commercialization of new products; (2) on-time completion of our manufacturing consolidation; and (3) improvement of customer satisfaction as measured by customer survey scores.

        For fiscal 2009, we achieved total revenues of approximately $328 million and operating losses of approximately $8 million, each of which exceeded our minimum target levels. We achieved all of the strategic goals relating to the completion of our manufacturing consolidation, and some but not all, of our strategic goals relating to the timely commercialization of new products and improvement of customer satisfaction. Based on these results and the individual performance contributions listed below, the Compensation Committee determined that bonus payments for fiscal 2009 should be less than the target bonus, but authorized bonus payouts of up to 75% of target bonus.

        Individual Performance.    Although we use pre-established financial and strategic goals as a baseline for determining the aggregate level of funding of our bonus pool for the year, before awarding bonuses to executive officers, the Compensation Committee also considers the contributions made by each individual to the achievement of these goals. In particular, the following individual contributions were considered for each named executive officer:

  •
  Mr. King's leadership and implementation of our business strategies.

  •
  Mr. Batty's contributions to increasing our operating leverage and successful completion of a repurchase of a portion of our outstanding convertible bonds at discount to face value, resulting in a gain of $17.4 million in the second quarter of 2009.

  •
  Dr. Fodor's contributions to the reengineering of our platform and the launch of our new products.

  •
  Mr. Runkel's efforts in the settlement of our stockholders' lawsuit and the implementation of various improvements to our corporate governance.

  Equity Incentives

        Overview.    Our equity awards program is intended to align the long-term interests of executives with the interests of stockholders by offering potential gains if our stock price increases. We believe that the use of stock-based awards offers the best approach to achieving these long-term goals. Our equity program is designed to retain employees to work towards the long-term success of Affymetrix by imposing vesting schedules over several years.

        Types of Equity Awards.    We use a combination of stock options and restricted stock awards. Because of the direct relationship between the value of an option and the increased market price of our common stock after the grant date, we feel that stock options continue to be important to motivate our executive officers to manage Affymetrix in a manner that is consistent with both the interests of our stockholders and our business objectives. In addition, we grant restricted stock awards, which we feel have two primary benefits. First, because restricted stock awards have no exercise price, we can grant smaller amounts of restricted stock awards that have an initial value equivalent to a larger number of options, meaning the restricted stock awards have less impact on stockholder dilution. In addition, we believe they help retain our executive officers and key employees in both good and bad market conditions. The Compensation Committee regularly reviews the appropriate mix of these types of awards.

        Stock Option Grant Policy.    We have adopted a stock option grant policy to ensure consistent practices in the administration of stock option grants. You can obtain a copy of our Stock Option Grant Policy at the Investors section of our website (www.affymetrix.com). The Compensation Committee may decide on one or two refresher grants every fiscal year, taking into account factors such as attrition rates, the retentive value of outstanding equity awards and the number of shares available for grant under our equity incentive plans. The option grant date for refresher grants to executive officers must be during an open window and is no earlier than the date on which the option is approved.

        Grants During 2009.    The Compensation Committee approved both options and restricted stock awards for our named executive officers in 2009 (in the amounts disclosed under the "Grants of Plan-Based Awards" table in this proxy statement). Guidelines for executive equity grants are based on each individual executive's position, responsibilities, performance and contribution to the achievement of our long-term goals and competitive equity award data from the Life Science Survey, the High Tech Survey, and, in the case of the Chief Executive Officer, the Selected Biotechnology Peer Group.

        The amount of 2009 equity awards for Mr. Batty and Mr. Runkel was set between the 50th percentile of peer companies in the Life Science Survey for similar positions and the 50th percentile of peer companies in the High Tech Survey for similar positions. The amount of 2009 equity awards for our Chief Executive Officer was based on recommendations made by Hewitt Associates and was below the 50th percentile of peer companies in the Selected Biotechnology Peer Group. With respect to our Executive Chairman, there was limited market data on equity awards granted to Executive Chairmen, so the Compensation Committee primarily relied on the recommendations of Hewitt Associates which took into consideration Dr. Fodor's full-time schedule in 2009 and the significance of his role in the reengineering of our platform. The Compensation Committee decided to spread the 2009 equity awards for our employees into two grants, one in February and one in August. After taking into account the volatility of our stock price, the Compensation Committee decided that providing a grant at the beginning of 2009 and one later in the year would provide more retentive value and be better for overall morale. This does not affect the determination of the aggregate value of equity awards granted to executive officers. All of our executive officers except Mr. King received equity awards at significantly lower values in 2009 compared to 2008 because of the significant decrease in our stock price. In addition, Mr. Runkel was not eligible for the February equity grant because he recently received new hire equity grants in October 2008 and Mr. King's first grant was instead in January when he became Chief Executive Officer. Dr. Fodor also received less equity awards in 2009 compared to 2008 after he became Executive Chairman. Mr. King received more equity awards in 2009 because he was promoted to Chief Executive Officer. Typically our equity awards vest in equal annual installments over four years. However, in order to maximize the retentive value of the increased number of equity awards granted to Mr. King in 2009, the Compensation Committee approved a different vesting schedule for his August 2009 grant so that no portion will vest until the second anniversary of the grant, at which time 20% of the award vests, and then the remaining 80% vests in equal installments on the third and fourth anniversaries.

  Other Benefit Plans

        Perquisites and Other Personal Benefits.    In 2009, we did not provide perquisites and personal benefits to our executive officers.

        Deferred Compensation Plan.    We have a deferred compensation plan that allows certain of our employees, including executive officers, to defer the receipt of cash compensation. This is not a funded plan, and we do not make matching contributions to the deferred compensation plan. For 2009, none of our named executive officers participated or have an account balance in the plan.

        Retirement Plans.    Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and accidental death and dismemberment insurance and our 401(k) plan (with matching contributions from Affymetrix), in each case on the same basis as other employees, subject to applicable law. Executive officers are also eligible to participate in our long-term disability plan on the same basis as other employees except that the long-term disability benefit for executive officers is 66.67% of their monthly salary whereas the benefit for all other employees is 60% of their monthly salary.

Recoupment Policy for Performance-Based Compensation

        In March 2009, we adopted a policy for recoupment of incentive compensation. The policy provides that if we restate our reported financial results for periods beginning after the date of adoption, the Board of Directors will review the bonus and other awards made to executive officers based on financial results during the period subject to the restatement. To the extent practicable and in the best interests of stockholders, the Board of Directors will seek to recover or cancel any such awards that were based on having met or exceeded performance targets that would not have been met under the restated financial results.

Change in Control and Severance Arrangements

        We have a change in control severance policy that provides for the treatment of outstanding equity awards and the receipt of severance benefits for employees (including all of our named executive officers) who are terminated, or whose jobs are materially adversely affected, as a result of a change in control, as described in detail below under "Executive Compensation—Change in Control and Severance Arrangements". Our Board of Directors may amend or terminate this policy at any time prior to a change in control, and the Compensation Committee periodically evaluates the benefits provided and other terms of the policy. The purpose of this policy is to mitigate some of the risk that exists for executives working in a company of our size while there remains significant acquisition activity in the biotechnology industry. We believe the policy helps attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent this policy. In addition, in the event there was a potential change in control that could be beneficial to stockholders, we believe these severance packages would provide an incentive for these executives and other employees to continue to help successfully execute the acquisition from its early stages until closing while providing reasonable protection to our executives and other employees against a significant downsizing or restructuring that could result from the acquisition.

Accounting and Tax Considerations

        For proposed equity awards, the Compensation Committee reviews the estimated employee stock-based compensation expenses in accordance with FASB ASC 718. This valuation is one of the considerations used in reviewing the market competitiveness of individual equity awards.

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives that is not "performance-based" which exceeds $1,000,000 in any year. Our stock option awards generally meet the conditions for deductibility, however the restricted stock awards we have granted to date and the non-equity incentive plan compensation payments do not meet the criteria under Section 162(m) and may not be fully deductible as a result. The Compensation Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation, and weighs against that our need to attract, retain and reward high-performing executives. We have paid, and will continue to pay, compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives. We review our executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis in this proxy statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by:	John A. Young, Chairman Paul Berg, Ph.D. Gary S. Guthart, Ph.D. Jami Dover Nachtsheim, member since March 8, 2010 Members of the Compensation Committee

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation, for the most recent three fiscal years, for each person who served as our principal executive or financial officer during 2009 and our other three most highly compensated executive officers for fiscal year 2009 (collectively referred to as the "named executive officers" in this proxy.)

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Stephen P.A. Fodor(3)	2009	685,385	—		225,200	454,770	297,000	—	12,754	1,675,109
Founder and	2008	655,673	—		1,745,500	1,912,220	—	—	78,506	4,391,899
Executive Chairman	2007	630,673	—		—	—	635,000	—	73,256	1,338,929
Kevin M. King(3)	2009	695,577	—		730,500	1,009,355	380,000	—	9,950	2,825,382
Chief Executive	2008	491,346	—		692,720	971,340	—	—	188,497	2,343,903
Officer and President	2007	432,692	100,000	(1)	1,892,160	834,284	400,000	—	230,746	3,889,882
John C. Batty(4)	2009	394,615	—		90,080	212,226	125,000	—	12,754	834,675
Former Executive	2008	376,538	—		319,196	407,933	—	—	12,004	1,115,671
Vice President and	2007	186,923	—		798,300	332,868	140,000	—	4,393	1,462,484
Chief Financial Officer
John F. Runkel(5)	2009	373,846	—		66,320	156,594	134,000	—	8,224	738,984
Executive Vice	2008	62,308	—		151,500	80,892	—	—	3,199	297,899
President and General Counsel
Franklin R. Witney(6)	2009	160,000	—		—	—	—	—	168	160,168
Former Executive Vice President and Chief Commercial Officer

*
The reported dollar value of stock awards and option awards is equal to the full aggregate grant date fair value under FASB ASC 718 with respect of restricted stock awards and stock options, respectively, made to the named executive officers during fiscal year 2009 and prior fiscal years. See Note 15—Stockholders' Equity of our Annual Report on Form 10-K for

  the year ended December 31, 2009, regarding assumptions underlying valuation of our stock options. The actual value of an option, if any, will depend on the future market price of our common stock and the option holder's individual exercise and sale decisions. The grant date for value of stock awards is based on the fair market value of our common stock on the grant date. For a description of restricted stock and option awards made, exercised and vested during fiscal 2009, and outstanding at the end of fiscal 2009, see the tables set forth below.

(1)
This column does not include our annual cash incentive bonus plan. Amounts paid under our annual bonus plan are included under the column entitled "Non-Equity Incentive Plan Compensation". The amount in this column listed for Mr. King in 2007 reflects a signing bonus when he joined the Company.

(2)
Includes discretionary matching contributions made under our 401(k) plan and premiums paid by us on term life insurance policies for the benefit of the named executive officers.

(3)
Dr. Fodor was our Chairman and Chief Executive Officer for 2007 and 2008. In January 2009, Dr. Fodor became our Executive Chairman. Mr. King joined us in January 2007, and he was our President from September 2007 to December 2008. In January 2009, Mr. King was promoted to Chief Executive Officer and President.

(4)
Mr. Batty departed the Company on March 15, 2010.

(5)
In October 2008, Mr. Runkel was appointed our Executive Vice President and General Counsel. His compensation for 2008 reflects this partial year of service.

(6)
Mr. Witney resigned effective April 10, 2009. His compensation for 2009 reflects this partial year of service. He is not included in the tables elsewhere in this proxy statement because his compensation in each of those tables for 2009 would be zero.

Grants of Plan-Based Awards

        The following table sets forth information regarding stock options, restricted stock awards and incentive plan awards granted to our named executive officers during fiscal 2009.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(2)
						Exercise of Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Target ($)
Stephen P.A. Fodor	02/19/09	396,000			75,000	2.97	119,213
	02/19/09		20,000				59,400
	08/20/09				75,000	8.29	335,558
	08/20/09		20,000				165,800
Kevin M. King	01/05/09	506,250			200,000	3.16	338,240
	01/05/09		100,000				316,000
	08/20/09				150,000	8.29	671,115
	08/20/09		50,000	(4)			414,500
John C. Batty	02/19/09	190,000			35,000	2.97	55,633
	02/19/09		8,000				23,760
	08/20/09				35,000	8.29	156,594
	08/20/09		8,000				66,320
John F. Runkel	08/20/09	180,000			35,000	8.29	156,594
	08/20/09		8,000				66,320

(1)
There is no threshold or maximum bonus amount with respect to any named executive officer. Our named executive officers have target bonuses that range from 50% to 75% of their annual base salaries. The amount of the bonus payment actually paid is based on a combination of company and individual performance factors as described in "Compensation Discussion and Analysis" above, and the amount paid in 2009 performance is in the Summary Compensation Table above.

(2)
All of the stock options have seven-year terms. Each of the stock and option awards reported in this table vest in equal annual installments over four years from the grant date, except for one restricted stock award granted to Mr. King as described in footnote (4) below.

(3)
This column represents the full grant date fair valuation of each equity award. See Note 15—Stockholders' Equity of our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of our equity awards.

(4)
50,000 restricted stock awards granted to Mr. King on August 20, 2009 will vest with respect to 10,000 shares on August 20, 2011 and with respect to 20,000 shares on each of August 20, 2012 and August 20, 2013.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information regarding outstanding stock options and restricted stock awards as of December 31, 2009 for the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Stephen P.A. Fodor, Ph.D.	100,000	—		32.99	11/15/2011
	48,750	16,250	(2)	27.82	05/26/2013
	37,500	112,500	(2)	19.92	02/06/2015
	50,000	150,000	(2)	10.29	06/27/2015
	—	75,000	(2)	2.97	02/19/2016
	—	75,000	(2)	8.29	08/20/2016
						118,000	(3)	689,120
Kevin M. King	20,000	20,000	(2)	24.68	01/08/2014
	20,000	20,000	(2)	25.71	06/06/2014
	20,000	30,000	(4)	20.48	02/05/2015
	37,500	112,500	(2)	10.29	06/27/2015
	—	200,000	(2)	3.16	01/05/2016
	—	150,000	(2)	8.29	08/20/2016
						206,000	(5)	1,203,040
John C. Batty	15,000	15,000	(2)	26.61	06/18/2014
	5,000	15,000	(2)	20.48	02/05/2015
	16,250	48,750	(2)	10.29	06/27/2015
	—	35,000	(2)	2.97	02/19/2016
	—	35,000	(2)	8.29	08/20/2016
						47,650	(6)	278,276
John F. Runkel	7,500	22,500	(2)	5.05	10/20/2015
	—	35,000	(2)	8.29	08/20/2016
						30,500	(7)	178,120

(1)
Assumes a stock price of $5.84 a share, which was the closing market price of the Company's stock on December 31, 2009 (the last trading day of fiscal 2009).

(2)
Options vest in four equal, annual installments from grant date, which is 7 years before the Option Expiration Date.

(3)
The following restricted stock awards vest in four equal annual installments from the grant date: 12,000 restricted stock awards granted on May 26, 2006; 75,000 restricted stock awards granted on February 6, 2008; 25,000 restricted stock awards granted on June 27, 2008; 20,000 restricted stock awards granted on February 19, 2009; and 20,000 restricted stock awards granted on August 20, 2009.

(4)
Options vested with respect to 20,000 shares on February 5, 2009 and 10,000 shares on February 5, 2010 and will vest with respect to the remaining 20,000 shares in equal annual installments of 10,000 shares on February 5, 2011 and February 5, 2012.

(5)
60,000 restricted stock awards were granted on January 8, 2007 and vested with respect to 20,000 shares on July 8, 2007, with respect to 10,000 shares on January 8, 2008 with respect to 15,000 shares on January 8, 2009, and with respect to 15,000 shares on January 8, 2010. The following restricted stock awards vest in four equal annual installments from the grant date: 16,000 restricted stock awards granted on June 6, 2007; 24,000 restricted stock awards granted on February 5, 2008; 20,000 restricted stock awards granted on June 27, 2008; and 100,000 restricted stock awards granted on January 5, 2009. 50,000 restricted stock awards were granted on August 20, 2009 and will vest with respect to 10,000 shares on August 20, 2011, with respect to 20,000 shares on August 20, 2012 and with respect to 20,000 shares on August 20, 2013.

(6)
The following restricted stock awards vest in four equal annual installments from the grant date: 30,000 restricted stock awards granted on June 18, 2007; 9,200 restricted stock awards granted on February 5, 2008; 13,000 restricted stock awards granted on June 27, 2008; 8,000 restricted stock awards granted on February 19, 2009; and 8,000 restricted stock awards granted on August 20, 2009.

(7)
The following restricted stock awards vest in four equal annual installments from the grant date: 30,000 restricted stock awards granted on October 20, 2008; and 8,000 restricted stock awards granted on August 20, 2009.

Options Exercised and Stock Vested

        The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2009 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen P.A. Fodor, Ph.D.	—	—	28,000	117,405
Kevin M. King	—	—	30,000	128,170
John C. Batty	—	—	13,050	70,550
John F. Runkel	—	—	7,500	64,950

(1)
The amount in this column reflects the closing price of our common stock on the date of vesting multiplied by the number of shares vesting.

 Change in Control and Severance Arrangements

        Change in Control Severance.    The Company has a change in control policy. The policy applies to all employees and directors, but our named executive officers receive greater benefits.

        The Company's change in control policy may be amended or terminated by the Board at any time prior to a change in control. However, the policy may not be terminated or amended in a manner adversely to any person covered by the policy for 12 months following a change in control (which includes such transactions as a change in at least 50% of the voting power of our stock through a merger or acquisition by a person or a group). The termination or amendment of the policy at any time shall not affect any benefits to which a person covered by the policy previously has become entitled.

        Subject to signing a release of claims, upon a qualifying termination a named executive officer will receive:

  •
  full vesting of all equity awards;

  •
  24 months of base salary;

  •
  24 months of continued health benefits (unless the named executive officer earlier becomes eligible for group benefits from another employer); and

  •
  12 months of outplacement services.

        A "qualifying termination" means (i) an involuntary termination without cause in connection with, or within 12 months following, a change in control, or (ii) resignation of employment within 6 months following a change in control due to a material reduction in base salary, target bonus opportunity or job duties and responsibilities from those in effect immediately prior to the change in control.

        Upon a change in control, outstanding equity awards may be assumed by the acquirer, become fully vested or be cashed out.

        The following table shows the severance benefits that would be received by each named executive officer upon a qualifying termination following a change in control, assuming the individual was terminated on December 31, 2009 and based on the individual's base salary for fiscal 2009 as set forth in the Summary Compensation Table above.

Name	Cash Severance ($)	Accelerated Equity Value ($)(1)	Other Benefits Value ($)(2)
Stephen P.A. Fodor, Ph.D.	1,320,000	904,370	62,836
Kevin M. King	1,350,000	1,739,040	62,633
John C. Batty(3)	760,000	378,726	62,836
John F. Runkel, Jr.	720,000	195,895	62,836

(1)
The value of unvested restricted stock or restricted stock units is based on $5.84 per share, the closing price of our common stock on December 31, 2009. The value of accelerated vesting of the options is based solely on the excess, if any, of $5.84 per share over the exercise price of the unvested portion (as of December 31, 2009) of the individual's stock options.

(2)
Represents the estimated value of health, dental and vision insurance coverage and outplacement services.

(3)
Mr. Batty left the Company in March 2010.

 Compensation Committee Interlocks and Insider Participation

        During 2009, none of our executive officers served on the compensation committee or board of any other company whose executive officers serve as a member of our board or compensation committee, and no compensation committee member had any relationship requiring disclosure under Item 404 of Regulation S-K.

CERTAIN TRANSACTIONS

Related Person Transaction Policy

        Under a written policy that has been adopted by our Board of Directors, we review all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers or their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our Secretary of any proposed transaction involving us and in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either our Board as a whole or a designated committee thereof consisting of a majority of independent directors to determine whether or not to approve or ratify the transaction based on the following criteria:

  •
  The character and materiality of the related person's interest in the transaction;

  •
  The commercial reasonableness of the terms of the transaction;

  •
  The benefit or lack thereof to the Company;

  •
  The opportunity costs of alternate transactions;

  •
  The actual or apparent conflict of interest of the related person; and

  •
  Any other matters the reviewing body deems appropriate.

        After such review, the reviewing body approves or ratifies the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and our stockholders. On an annual basis, the reviewing body reviews previously approved transactions with related parties under the standard described above to determine whether such transactions should continue.

  Director and Executive Officer Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2010

The proxy statement and the annual report to stockholders are available at www.proxyvote.com

 OTHER MATTERS

        We are not aware of any matters that are expected to come before the 2010 annual meeting other than those referenced in this proxy statement. If any other matters properly come before the meeting, it is the intention of the persons named as proxy holders in the proxy card to vote the shares they represent as the Board may recommend.

 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be included in our proxy statement for our 2011 annual meeting must be received by us no later than December 2, 2010 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

        Stockholders intending to present a proposal at the 2011 annual meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal to the Secretary at our principal executive offices not less than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders (as long as the date of the annual meeting is not advanced more than 30 days or delayed more than 75 days after the anniversary date). Therefore, we must receive notice of such proposal for the 2011 annual meeting no later than February 28, 2011. If the notice is received after February 28, 2011, it will be considered untimely and we will not be required to present it at the 2010 annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
JOHN F. RUNKEL, JR. Secretary

March 29, 2010

 Annex A

        AFFYMETRIX, INC.

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

(AS AMENDED THROUGH            , 2010)

A-i

A-ii

AFFYMETRIX, INC.

AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN

ARTICLE 1.    INTRODUCTION.

        The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except for choice-of-law provisions).

ARTICLE 2.    ADMINISTRATION.

        2.1.    Committee Composition.     The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, except as otherwise determined by the Board, the composition of the Committee shall satisfy:

          (a)   Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b)   Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

        2.2.    Committee Responsibilities.     The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

        2.3.    Committee for Non-Officer Grants.     The Board may also appoint another committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such other committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

        3.1.    Basic Limitation.     Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 16,200,000 (from initial adoption of the Plan in 2000, after an increase of 4,500,000,000 shares on          , 2010) plus (b) the additional Common Shares described in Section 3.2. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 12.

        3.2.    Additional Shares.     If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminated for any reason before being exercised, or if Common Shares are tendered or withheld in satisfaction or partial satisfaction of any tax withholding obligations, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited or Common Shares are not issued pursuant to Stock Units, Options or SARs.

        3.3.    Dividend Equivalents.     Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4.    ELIGIBILITY.

        4.1.    Incentive Stock Options.     Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

        4.2.    Other Grants.     Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5.    OPTIONS.

        5.1.    Stock Option Agreement.     Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

        5.2.    Number of Shares.     Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 12. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

        5.3.    Exercise Price.     Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        5.4.    Exercisability and Term.     Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or, subject to Section 18.2 below, other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

        5.5.    Effect of Change in Control.     The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 12.3.

        5.6.    Modification or Assumption of Options.     Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, except that the Company shall not effect a direct or indirect repricing of outstanding options (including through an offer to exchange options or any buy out or cash out of options) without stockholder approval. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        5.7.    Buyout Provisions.     The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish, provided, that, in each case of (a) and (b), the Fair Market Value of a Common Share, at the time of such buy out or cash out, is equal to or more than the Exercise Price of the Option.

ARTICLE 6.    PAYMENT FOR OPTION SHARES.

        6.1.    General Rule.     The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

          (a)   In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b)   In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6 in its sole discretion.

        6.2.    Surrender of Stock.     To the extent permitted by the Committee, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

        6.3.    Exercise/Sale.    To the extent permitted by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

        6.4.    Other Forms of Payment.     To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

 ARTICLE 7.    STOCK APPRECIATION RIGHTS.

        7.1.    SAR Agreement.     Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        7.2.    Number of Shares.     Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

        7.3.    Exercise Price.     Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        7.4.    Exercisability and Term.     Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or, subject to Section 18.2 below, other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded alone or in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        7.5.    Effect of Change in Control.     The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 12.3.

        7.6.    Exercise of SARs.     Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares underlying the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.7.    Modification or Assumption of SARs.     Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, except that the Company shall not effect a direct or indirect repricing of outstanding SARs (including through an offer to exchange SARs or any buy out or cash out of SARs) without stockholder approval. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

 ARTICLE 8.    RESTRICTED SHARES.

        8.1.    Restricted Stock Agreement.     Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        8.2.    Payment for Awards.     Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

        8.3.    Vesting Conditions.     Each Award of Restricted Shares may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. For any Award of Restricted Shares which is to vest solely on the basis of service or employment, a minimum period of three years (which may include vesting in installments over such three-year period) shall be required as condition to such vesting. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or, subject to Section 18.2 below, other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

        8.4.    Voting and Dividend Rights.     The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.    STOCK UNITS AND RESTRICTED STOCK UNITS.

        9.1.    Stock Unit Agreement.     Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        9.2.    Payment for Awards.     To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        9.3.    Vesting Conditions.     Each Award of Stock Units may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. For any Award of Stock Units which is to vest solely on the basis of service or employment, a minimum period of three years (which may include vesting in installments over such three-year period) shall be required as condition to such vesting. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or, subject to Section 18.2 below, other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 12.3.

        9.4.    Voting and Dividend Rights.     The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

        9.5.    Form and Time of Settlement of Stock Units.     Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 12.

        9.6.    Death of Recipient.     Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        9.7.    Creditors' Rights.     A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.    OTHER EQUITY-BASED AWARDS.

        Subject to limitations under applicable law, the Committee is authorized to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, otherwise based on or related to, the Common Shares or factors that may influence the value of the Common Shares, (including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon the performance of the Company, a participating Affiliate or a business unit of the Company or of a participating Affiliate or any other factors designated by the Committee and awards valued by reference to the book value of Common Shares or the value of securities of or the performance of any such entity). The Committee shall determine the terms and conditions of such other awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Article 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms (including without limitation cash, Common Shares, other awards, notes or other property) as the Committee shall determine. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted pursuant to this Article 10.

 ARTICLE 11.    PERFORMANCE-BASED AWARDS.

        The Committee is authorized to grant performance awards denominated in cash, Common Shares, other awards or a combination thereof, subject to the following terms and conditions and to such other terms and conditions, not inconsistent herewith, as the Committee shall determine:

        11.1.    Performance Awards Generally.     Performance awards granted under the Plan may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other award shall constitute a performance award by conditioning the right of a participant to exercise the award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited below in the case of a performance award intended to qualify as performance-based compensation (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")).

        11.2.    Performance Awards Granted to Covered Employees.     If the Committee determines that a performance award to be granted to an employee who is designated by the Committee as likely to be a covered employee (within the meaning of section 162(m) of the Code) should qualify as performance-based compensation, the grant, exercise and/or settlement of such performance award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this subsection. Common Shares awarded to any Participant in a single calendar year pursuant to this Article shall in no event pertain to more than 500,000 shares. In the event of a cash-based performance award, the value of an award granted to a Participant in any calendar year shall not exceed $5,000,000.

          (a)    Performance Goal.    The performance goal for performance awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection. The performance goal shall be objective and shall otherwise meet the requirements of section 162(m) of the Code (including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain"). The Committee may determine that such performance awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance awards. Performance goals may differ for performance awards granted to any one participant or to different participants.

          (b)    Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for an Affiliate or a business unit of the Company or of an Affiliate shall be used by the Committee in establishing performance goals for performance awards: (1) net sales or product and product related revenue; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (3) net income or net income per Common Share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic value created; (8) operating margin; (9) share price or total stockholder return; and (10) strategic business criteria (including without limitation meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of information technology, and goals relating to acquisitions or divestitures of specified Affiliates or business units of the Company or of Affiliates). The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (c)    Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of performance awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such performance award or (ii) the time when 25% of such performance period has elapsed.

          (d)    Settlement of Performance Awards; Other Terms.    Settlement of performance awards shall be in cash, Common Shares, other awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with performance awards, but may not exercise discretion to increase any such amount payable to a covered employee in respect of a performance award, subject to this subsection. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the performance award and other related awards do not, solely for that reason, fail to qualify as performance-based compensation. The Committee shall specify the circumstances in which performance awards shall be paid or forfeited in the event of termination of a participant's employment by or directorship or consultancy with the Company or an Affiliate or other event prior to the end of a performance period or settlement of such performance awards.

        11.3.    Written Determinations.     Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of performance awards and annual incentive awards, the level of actual achievement of the specified performance goals relating to performance awards and annual incentive awards and the amount of any final performance award and annual incentive award shall be recorded in writing in the case of performance awards intended to qualify under section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under section 162(m) of the Code, prior to settlement of each such award granted to a covered employee, that the performance objective relating to the performance award and other material terms of the award upon which settlement of the award was conditioned have been satisfied.

ARTICLE 12.    PROTECTION AGAINST DILUTION.

        12.1.    Adjustments.    In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

          (a)   The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

          (b)   The limitations set forth in Sections 5.2 and 7.2;

          (c)   The number of Common Shares covered by each outstanding Option and SAR;

          (d)   The Exercise Price under each outstanding Option and SAR; or

          (e)   The number of Stock Units included in any prior Award which has not yet been settled.

        In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 12, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        12.2.    Dissolution or Liquidation.     To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

        12.3.    Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 13.    DEFERRAL OF AWARDS.

        The Committee (in its sole discretion) may permit or require a Participant to:

          (a)   Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

          (b)   Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

          (c)   Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

        A deferred compensation account established under this Article 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 13.

ARTICLE 14.    AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

 ARTICLE 15.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

        15.1.    Effective Date.     No provision of this Article 15 shall be effective unless and until the Board has determined to implement such provision.

        15.2.    Elections to Receive NSOs, Restricted Shares or Stock Units.     An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan.

        15.3.    Number and Terms of NSOs, Restricted Shares or Stock Units.     The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 16.    LIMITATION ON RIGHTS.

        16.1.    Retention Rights.     Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time.

        16.2.    Stockholders' Rights.     A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

        16.3.    Regulatory Requirements.     Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 17.    WITHHOLDING TAXES.

        17.1.    General.    A Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any obligations of the Company to withhold income and employment taxes under applicable federal, state, local or foreign law in connection with Awards under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

        17.2.    Withholding in Shares.     The Committee may permit such Participant to satisfy all or part of such tax withholding obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

 ARTICLE 18.    FUTURE OF THE PLAN.

        18.1.    Term of the Plan.     The Plan, as set forth herein, became effective on March 9, 2000. Unless earlier terminated pursuant to Section 18.2, the Plan shall remain in effect until [                ], 2020.

        18.2.    Amendment or Termination.     The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. Notwithstanding anything to the contrary herein, from and after June 11, 2008, the vesting schedule (or the time at which any restriction may lapse) with respect to any Awards may not be accelerated except in the cases of death, disability or retirement of the participant or in connection with a Change in Control of the Company; provided that Awards for no more than 10% of the total number of shares authorized under the Plan may be accelerated upon other events.

        18.3    No Repricings.     Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

ARTICLE 19.    DEFINITIONS.

        19.1.  "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

        19.2.  "Award" means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

        19.3.  "Board" means the Company's Board of Directors, as constituted from time to time.

        19.4.  "Cause" shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

        19.5.  "Change in Control" shall mean:

          (a)   The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

          (b)   The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c)   A change in the composition of the Board, as a result of which fewer than 80% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d)   Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        19.6.  "Code" means the Internal Revenue Code of 1986, as amended.

        19.7.  "Committee" means a committee of the Board, as described in Article 2.

        19.8.  "Common Share" means one share of the common stock of the Company.

        19.9.  "Company" means Affymetrix, Inc., a Delaware corporation.

        19.10.  "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        19.11.  "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        19.12.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        19.13.  "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        19.14.  "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        19.15.  "Involuntary Termination" means the termination of the Participant's service by reason of:

          (a)   The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

          (b)   The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or

  Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

        19.16.  "ISO" means an incentive stock option described in section 422(b) of the Code.

        19.17.  "NSO" means a stock option not described in sections 422 or 423 of the Code.

        19.18.  "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

        19.19.  "Optionee" means an individual or estate who holds an Option or SAR.

        19.20.  "Outside Director" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        19.21.  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        19.22.  "Participant" means an individual or estate who holds an Award.

        19.23.  "Plan" means this Affymetrix, Inc. 2000 Equity Incentive Plan, as amended from time to time.

        19.24.  "Restricted Share" means a Common Share awarded under Article 8 of the Plan.

        19.25.  "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

        19.26.  "SAR" means a stock appreciation right granted under the Plan.

        19.27.  "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        19.28.  "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

        19.29.  "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share or the right to receive a specified number of Common Shares (including restricted stock units), as awarded under the Plan.

        19.30.  "Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        19.31.  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

 ARTICLE 20.    EXECUTION.

        To record the amendment and restatement of the Plan by the Board on February 6, 2008, the amendment and restatement of the Plan by the Compensation Committee of the Board on April 2, 2008, May 29, 2008, June 23, 2008 and            , 2010 and the approval of such amendment and restatement by the stockholders of the Company on                , 2010, the Company has caused its duly authorized officer to execute this document in the name of the Company.

AFFYMETRIX, INC.
By
Name:
Title:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000056885_1 R2.09.05.010 AFFYMETRIX, INC. 3420 CENTRAL EXPRESSWAY SANTA CLARA, CA 5051 ATTN: DOUG FARRELL VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 1. Election of Directors 01 Stephen P.A. Fodor 02 Kevin M. King 03 Paul Berg 04 Nelson C. Chan 05 John D. Diekman 06 Gary S. Guthart 07 Jami Dover Nachtsheim 08 Robert H. Trice 09 Robert P. Wayman The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. 3 To approve an amendment to our Amended and Restated 2000 Equity Incentive Plan to increase the number of shares reserved for issuance under the plan by 4,500,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000056885_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com . AFFYMETRIX, INC. Annual Meeting of Stockholders May 14, 2010 at 9:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned stockholder of Affymetrix, Inc., revoking all prior proxies, hereby appoints Stephen P.A. Fodor, Kevin M. King and John F. Runkel, Jr. and each of them, with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 14, 2010 beginning at 9:00 a.m., Pacific Daylight Time, at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements; and to vote all of the shares of common stock held of record by the undersigned on March 22, 2010 upon all matters that may properly come before the meeting, includng the matters described in the proxy statement, and in accordance with my instructions on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposals 1-3 and in accordance with the Board of Directors' recommendations upon such other matters as may properly come before the Annual Meeting of Stockholders. Continued and to be signed on reverse side